EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this 16th day of December, 2005 by Laser Energetics, Inc., an Oklahoma corporation (the "Employer"), and John T. LiVecchi, M.D. (the "Executive").

      The parties, intending to be legally bound, agree as follows:

      1. Employment. The Company hereby employs the Executive as Medical Director, and the Executive hereby accepts such employment, subject to the terms and conditions hereinafter set forth.

      2. Term. The term of the Executive's employment hereunder shall commence on January 1, 2006 and shall continue to December 31, 2008, subject to earlier termination as provided herein or unless extended by mutual consent of both parties in writing prior to the end of the term of this Agreement or any extension thereof.

      3. Duties. The Executive agrees that the Executive will serve the Company as the Medical Director of the Company subject to the general supervision of the Board of Directors of the Company, agrees diligently and competently to devote such time, skill and attention to such services as the Board of Directors deems necessary. The Executive agrees to serve as a director of the Company and/or of any parent, subsidiary or affiliate of the Company if the Executive is elected to such directorship. Upon the termination of this Agreement pursuant to Section 5 below, the Executive shall resign as an officer and director of the Company and any of its subsidiaries.

      4. Compensation.

      (a) In consideration of the services to be rendered by the Executive hereunder, including, without limitation, any services rendered by the Executive as director of the Company or of any parent, subsidiary or affiliate of the Company, the Company agrees to pay the Executive, and the Executive agrees to accept fixed compensation at the rate One Hundred Twenty Thousand ($120,000), subject to all required federal, state and local payroll deductions, that shall increase on the anniversary date of January 1, 2006 and upon every annual anniversary thereafter, at the rate of ten percent (10%) (the "Compensation").

      (b) The payment of the Executive's Compensation shall be deferred until December 31, 2008, at which time all Compensation earned by the Executive pursuant to this Agreement shall be paid by the Company, at the option of the Company, in cash or in shares of Class A Common Stock at the then current fair market value per share on December 31, 2008. The Compensation is subject to reduction to reflect applicable withholding and payroll taxes.

      (c) Except as set forth above, the Executive shall not be entitled to any other compensation or benefits from the Company unless determined by the Board of Directors in its sole discretion.


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

      5. Termination. The Executive's employment with the Company is "AT WILL". The Company shall have the right, at any time before the expiration of the Term of this Agreement, to terminate this Agreement and to discharge the Executive for any reason, with or without cause, immediately upon written notice to the Executive, in which case all Compensation to the Executive shall cease to accrue upon such termination. The Executive shall have the right, before the expiration of the Term of this Agreement, to resign and terminate this Agreement for any reason upon sixty (60) days prior written notice to the Company, in which case the Company shall be completely discharged from any further obligations to the Executive (including, without limitation, any obligation to pay to or on behalf of the Executive any accrued or further Compensation).

      6. Non-Disclosure of Confidential Information and Non- Competition.

      (a) The Executive acknowledges that the Executive has been informed that it is the policy of the Company to maintain as secret and confidential all information (i) relating to the products, processes, designs and/or systems used by the Company and (ii) relating to the customers and employees of the Company (all such information hereafter referred to as "confidential information"), and the Executive further acknowledges that such confidential information is of great value to the Company. The parties recognize that the services to be performed by the Executive are special and unique, and that by reason of his employment by the Company, the Executive has and will acquire confidential information as aforesaid. The parties confirm that it is reasonably necessary to protect the Company's goodwill, and accordingly the Executive does agree that the Executive will not directly or indirectly (except where authorized by the Board of Directors of the Company for the benefit of the Company), at any time during his employment by the Company or after the Executive ceases to be employed by the Company, divulge to any persons, firms or corporations, other than the Company (hereinafter referred to collectively as "third parties"), or use or allow or cause or authorize any third parties to use, any such confidential information.

      (b) The Executive agrees that, upon the termination of his employment by the Company for any reason, the Executive shall forthwith deliver up to the Company any and all records, drawings, notebooks, keys and other documents and material, and copies thereof in his possession or under his control which is the property of the Company or which relate to any confidential information or any discoveries of the Company.

      (c) The Executive agrees that any breach or threatened breach by the Executive of any provision of this Section 6 shall entitle the Company, in addition to any other legal remedies available to it, to enjoin such breach or threatened breach through any court of competent jurisdiction. The parties understand and intend that each restriction agreed to by the Executive herein above shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any restriction will not affect the enforceability of the remaining restrictions, and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant.


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      (d) For the purposes of this Section, the term "Company" shall mean and include any and all subsidiaries, parents and affiliated corporations of the Company in existence from time to time.

      7. Successors; Binding Agreement. Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive (except by will or intestate succession) or any successor to the Executive's interest, but this Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees.

      8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth in this Agreement. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law.

      9. Severance and Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      11. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement between the parties, and may not be changed or terminated orally. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party to be bound; provided, however, that the Executive's compensation and benefits may be increased at any time by the Company without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect.

      12. Negotiated Agreement. This Agreement has been negotiated and shall not be construed against the party responsible for drafting all or parts of this Agreement.

      13. Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or received by United States registered or certified mail, return receipt requested, postage prepaid, or by nationally recognized overnight delivery service providing for a signed return receipt, addressed to the Executive at the Executive's home address set forth in the Company's records and to the Company at the address set forth on the first page of this Agreement, provided that all notices to the Company shall


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be directed to the attention of the Board with a copy to counsel to the Company, at Stark & Stark, P.O. Box 5315, Princeton, New Jersey 08543-5315, Attention:
Rachel Stark, Esq., or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      14. Governing Law and Resolution of Disputes. All matters concerning the validity and interpretation of and performance under this Agreement shall be governed by the laws of the State of New Jersey. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Trenton, New Jersey in accordance with the rules of the American Arbitration Association ("AAA") then in effect. Any judgment rendered by the arbitrator as above provided shall be final and binding on the parties hereto for all purposes and may be entered in any court having jurisdiction.


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      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.

Employer: LASER ENERGETICS, INC.


By: /s/ Robert D. Battis
    ----------------------------
    ROBERT D. BATTIS,
    President & CEO


Executive:


/s/ John T. Livecchi
--------------------------------
JOHN T. LiVECCHI, M.D.


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